Exhibit 10.35

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of June, 2012, by and between LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), and VISSER PRECISION CAST, LLC, a Colorado limited liability company (the “Secured Party”).

Recitals

WHEREAS, the Borrower has issued a 6% Senior Secured Convertible Note (the “Note”) to Secured Party, dated as of even date herewith, between the Borrower and the Secured Party.

WHEREAS, the Secured Party has required, as a condition to making the advances under the Note, that Borrower grant the Secured Party a security interest in all of Borrower’s assets listed on Exhibit A hereto, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Note and herein, the parties hereto, intending to be legally bound, agree as follows:

1.            Incorporation of Recitals and Note.  The foregoing Recitals, the Note, and the terms and provisions thereof, are hereby incorporated herein in their entirety by this reference.

2.            Definitions.  The following terms shall have the meanings set forth below:

“Apple” means Apple, Inc., a California corporation.

“Apple Collateral” means the property of Borrower described as “Collateral” in that certain Security Agreement by Borrower in favor of Apple, dated August 5, 2010.

“Apple Indebtedness” shall have the meaning set forth in the Note.

“Collateral” means the assets and personal and fixture property of Borrower listed on Exhibit A of any kind and nature whatsoever now owned or hereafter acquired by Borrower, whether tangible or intangible, including all proceeds thereof and all increases, substitutions, replacements, additions, and accretions thereof.

“Crucible” means Crucible Intellectual Property, LLC, a Delaware limited liability company.

“Obligations” has the meaning given in Section 3(a) below.

“Permitted Liens” mean any of the following: (i) liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are being contested in good faith by the appropriate procedures and for which appropriate reserves are maintained; (ii) liens granted in favor of the Secured Party; (iii) purchase money liens in favor of Engel Machinery, Inc. existing on the date hereof; (iv) a lien in favor of NMHG Financial Services, Inc. existing on the date hereof; (v) liens on fixed or capital assets or real property acquired, constructed or improved by the Borrower; provided that (a) such liens do not secure indebtedness in excess of $100,000 in the aggregate at any time outstanding and (b) such liens shall not apply to any other property or assets of the Borrower; (vi) security interests granted by the Borrower in favor of Apple, solely with respect to the Apple Collateral existing on the date hereof; (vii) statutory liens of landlords and liens of carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by the appropriate procedures and for which appropriate reserves are maintained; (viii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (ix) deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, indemnities, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (x) judgment liens in respect of judgments that do not constitute an Event of Default (as defined below); (xi) easements, zoning restrictions, licenses, covenants, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower; (xii) any interest or title of, or liens created by, a lessor under any leases or subleases entered into by the Borrower, as tenant, in the ordinary course of business; and (xiii) liens  that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of any Indebtedness, (b) relating to pooled deposit or sweep accounts of Borrower to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (c) relating to purchase orders and other agreements entered into by the Borrower with any customer in the ordinary course of business.

“Security Interest” has the meaning given in Section 3(b) below.

3.            Security for Obligations.

a.           This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, conversion, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 363(a) of the Bankruptcy Code, 11 U.S.C. §362(a)) of all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of the Note and this Agreement and all extensions or renewals thereof, whether for principal, interest, (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise (all such obligations of Borrower being the “Obligations”).

b.           As security for the payment of the Obligations, the Borrower hereby grants to the Secured Party, its successors and its assigns, a security interest in the Collateral (the “Security Interest”).  Without limiting the foregoing, the Secured Party is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Borrower as debtor and the Secured Party as secured party.

c.           The Borrower agrees at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and proceeds received.

4.            Representations and Warranties.  Borrower represents and warrants as follows:

a.           Financing Statements.  Except for the financing statements filed with respect to Permitted Liens, at the time of granting the security interest described herein, no financing statement covering the Collateral or any portion thereof will be on file in any public office, and, except for Permitted Liens, Borrower agrees not to execute or authorize the filing of any such additional financing statement in favor of any person, entity or governmental agency (whether federal, state or local) other than the Secured Party as long as any portion of the Obligations evidenced by the Note remain unpaid.

b.           No Other Liens.  Except for Permitted Liens, no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office.

c.           Legal Name.  Borrower’s exact legal name is as set forth in the first paragraph of this Agreement.  Borrower shall not change its legal name or its form of organization without 30 days’ prior written notice to the Secured Party.

d.           Title and Authority.  Borrower has (i) rights in and good title to the Collateral in which it is granting a security interest hereunder and (ii) the requisite corporate power and authority to grant to the Secured Party the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

e.           Filing.  Fully executed Uniform Commercial Code financing statements containing a description of the Collateral shall have been, or shall be delivered to the Secured Party in a form such that they can be, filed of record in every governmental, municipal or other office in every jurisdiction necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Secured Party in respect of the Collateral in which a security interest may be perfected by filing a Uniform Commercial Code financing statement in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

f.           Validity of Security Interest.  The Security Interest constitutes a valid, legal and perfected security interest in all of the Collateral for payment and performance of the Obligations subject only to Permitted Liens.

g.           Locations of Collateral; Place of Business.  Borrower hereby represents and warrants that all the Collateral is located at the locations listed on Schedule A hereto and that its federal employer identification number is as set forth on said Schedule.  The Borrower agrees not to establish, or permit to be established, any other location for Collateral unless all filings under the Uniform Commercial Code as in effect in any state or otherwise which are required by this Agreement or the Note to be made with respect to the Collateral have been made and the Secured Party has a valid, legal and perfected security interest in the Collateral.  Borrower confirms that its chief executive office is located at the office indicated on Schedule A hereto and that Borrower is incorporated in the State of Delaware.  Borrower agrees not to change, or permit to be changed, the location of its chief executive office unless all filings under the Uniform Commercial Code or otherwise which are required by this Agreement or the Note to be made have been made and the Secured Party has a valid, legal and perfected security interest in the Collateral.

5.            Covenants and Agreements.  Borrower covenants and agrees as follows:

a.           Restrictions.  Borrower agrees that until the Obligations shall have been satisfied in full, Borrower shall not, without Secured Party’s prior written consent, assign, transfer, encumber or otherwise dispose of the Collateral or any membership interests in Crucible, or any interest therein, except that Borrower may (i) sell Inventory (as such term is defined in Exhibit A hereto) in the ordinary course of business or sell obsolete equipment or inventory for the reasonable fair value thereof; or (ii) grant a Permitted Lien.  In addition, the Borrower agrees that, until the Obligations shall have been satisfied in full, the Borrower will not form any new direct or indirect subsidiary with material assets unless the subsidiary, upon formation, executes a joinder to this Agreement in which all of the subsidiary’s assets become included as a part of the Collateral hereunder and the subsidiary enters into a guarantee of the Note.  The Borrower agrees that none of its subsidiaries has any material assets other than Crucible.

b.           Defense.  Borrower shall at its own expense take any and all actions reasonably necessary to protect and defend the Collateral against all claims or demands and to defend the Security Interest of the Secured Party in such Collateral, and the priority thereof, against any adverse lien of any nature whatsoever (other than Permitted Liens).

c.           Maintenance.  Borrower shall at all times and at its own expense maintain and keep, or cause to be maintained and kept, the Collateral, ordinary wear and tear excepted.  Borrower shall perform all acts and execute all documents reasonably requested by the Secured Party at any time to evidence, perfect, maintain, record and enforce the Secured Party’s interest in the Collateral in furtherance of the provisions of this Agreement, and Borrower hereby authorizes the Secured Party to execute and file one or more financing statements (and similar documents) or copies thereof or of this Agreement with respect to the Collateral signed only by the Secured Party.

d.           Secured Party’s Right to Take Action.  If, after ten days written notice from the Secured Party, Borrower fails to perform or observe any of its covenants or agreements set forth in this Section 5 or if Borrower notifies the Secured Party that it intends to abandon all or any part of the Collateral, the Secured Party may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place, and stead of Borrower (or, in the case of intended abandonment, in the Secured Party’s own name) and may (but need not) take any and all other actions that the Secured Party may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

e.           Costs and Expenses.  Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Borrower shall pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Secured Party in connection with or as a result of the Secured Party’s taking action under subsection 5(d), except for intended abandonment of the Collateral by Borrower, or exercising its rights under Section 7, together with interest thereon from the date expended or incurred by the Secured Party.

f.           Use and Disposition of Collateral.  Borrower shall not make or permit to be made any assignment, pledge or hypothecation of the Collateral other than Permitted Liens or as permitted by Section 5(a) above, or grant any security interest in the Collateral except for the Security Interest and Permitted Liens.  Borrower shall not make or permit to be made any transfer of any Collateral, except in the ordinary course of business or as permitted by Section 5(a) above, and Borrower shall remain at all times in possession of the Collateral owned by it other than transfers to the Secured Party pursuant to the provisions hereof and as otherwise provided in this Agreement.  The Secured Party shall have the right, as the true and lawful agent of the Borrower, with power of substitution for the Borrower and in the Borrower’s name, the Secured Party’s name or otherwise, for the use and benefit of the Secured Party and solely to effect the purposes of this Agreement, (i) to endorse the Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment with respect to the Collateral that may come into its possession, (ii) to sign the name of the Borrower on any invoice relating to any of the Collateral and (iii) upon the occurrence and during the continuance of an event of default under this Agreement or under the Note, (A) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences or instruments of payment relating to the Collateral or any part thereof, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, (B) to demand, collect, receive payment of, give receipt for, extend the time of payment of and give discharges and releases of all or any of the Collateral and/or release the obligor thereon, (C) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (D) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral and (E) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Secured Party were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Borrower or to any claim or action against the Secured Party in the absence of the gross negligence or willful misconduct of the Secured Party; and provided further that, the Secured Party shall at all times act reasonably and in good faith.  It is understood and agreed that the appointment of the Secured Party as the agent of the Borrower for the purposes set forth above in this Section 5(f) is coupled with an interest and is irrevocable.  The provisions of this Section 5(f) shall in no event relieve Borrower of any of its obligations hereunder with respect to the Collateral or any part thereof (other than obligations which are impaired as a result of actions taken by the Secured Party pursuant to this Section 5(f)) or impose any obligation on the Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.  Anytime action is taken under this Section 5(f), prompt written notice of such action shall be provided to Borrower by the Secured Party.

g.           INTENTIONALLY OMITTED.

h.           Further Assurances.  Borrower agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Secured Party may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith.

6.            Events of Default.  Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”):

a.           an Event of Default, as defined in the Note, shall occur; or

b.           Borrower shall fail promptly to observe or perform any covenant or agreement herein binding on it and such failure is not cured within 20 days after written notice from the Secured Party; or

c.           there is any levy, seizure, or attachment of all or any material portion of the Collateral, other than as set forth in this Agreement; or

d.           any of the representations or warranties contained in Section 4 shall prove to have been incorrect in any material respect when made.

7.            Remedies.  Upon the occurrence of an Event of Default and at any time thereafter when such Event of Default exists, the Secured Party may, at its option, take any or all of the following actions:

a.           exercise any or all remedies available under this Agreement or the Note including, without limitation, any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law; or

b.           sell, assign, transfer, pledge, encumber, or otherwise dispose of the Collateral; or

c.           enforce any patents comprising the Collateral and if Secured Party shall commence any suit for such enforcement, Borrower shall, at the request of Secured Party, do any and all lawful acts and execute any and all proper documents reasonably required by Secured Party in aid of such enforcement; or

d.           incur expenses, including attorneys’ fees at the regular hourly rates of the Secured Party’s counsel from time to time in effect, legal expenses and costs for the exercise of any right or power under this Agreement, which expenses are secured by this Agreement;

8.            INTENTIONALLY OMITTED.

9.            INTENTIONALLY OMITTED.

10.          Application of Proceeds.  The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Secured Party during the existence of an Event of Default as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Secured Party in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Secured Party hereunder on behalf of Borrower and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

SECOND, to the payment in full of accrued interest, and then outstanding principal in respect of any amount of the Note outstanding; and

THIRD, to Borrower, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

11.          Security Interest Absolute. All rights of the Secured Party hereunder, the Security Interest, and all obligations of Borrower hereunder, shall be absolute and unconditional irrespective of (i) any partial invalidity or unenforceability of the Note, any other agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Note or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of Borrower in respect of the Obligations or in respect of this Agreement.

12.          Miscellaneous.  This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the party against whom such waiver, modification, amendment, termination, discharge or release is sought to be enforced. Mere delay or failure to act shall not preclude the exercise or enforcement of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  The Secured Party shall not be obligated to preserve any rights Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Borrower and the Secured Party and their respective participants, successors and permitted assigns and shall take effect when signed by Borrower and the Secured Party, and Borrower waives notice of the Secured Party’s acceptance hereof; provided, however, that the Secured Party’s rights hereunder may not be transferred or assigned to any third party without the prior written consent of Borrower.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

13.          Notices.  Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail or facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Borrower:
Liquidmetal Technologies, Inc.
30452 Esperanza
Rancho Santa Margarita, California  92688
Facsimile: (949) 635-2188
Attention:  Tony Chung, CFO
Email:  Tony.Chung@Liquidmetal.com

with a copy (which shall not constitute notice) to:
Jones Day
1755 Embarcadero Road
Palo Alto, CA 94303
Facsimile: (650) 739-3900
Attention:  Robert T. Clarkson, Esq.
Email: rtclarkson@jonesday.com

If to Secured Party:
Visser Precision Cast, LLC
6275 E. 39th Ave.
Denver, CO  80207
Facsimile:(303) 454-1651
Attention:  Ryan Coniam, General Manager
Email: ryan.coniam@visserprecisioncast.com

with a copy (which shall not constitute notice) to:
Visser Precision Cast, LLC
5641 N Broadway
Denver, CO 80216
Facsimile: (303) 566-8099
Attention: Gregory A. Ruegsegger, General Counsel
Email: greg.ruegsegger@furniturerow.com

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

14.          Waiver of Jury Trial:  BORROWER AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY  HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY ENTERING INTO THIS AGREEMENT.

15.          Termination.  This Agreement and the Security Interest shall terminate when all the Obligations have been fully and indefeasibly paid in full, at which time the Secured Party shall execute and deliver to the Borrower all Uniform Commercial Code termination statements and similar documents which the Borrower shall reasonably request to evidence such termination; provided, however, that all indemnities of the Borrower contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement for a period of six (6) months following the termination of this Agreement.

16.          Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of Colorado.  The parties hereby consent to jurisdiction and venue in the state courts in Adams County Colorado or the Federal District Court in and for the State of Colorado.  The Parties irrevocably submit to the exclusive jurisdiction of those courts and agree that final judgment in any action or proceeding brought in such courts will be conclusive and may be enforced in any other jurisdiction upon final and conclusive judgment, a certified copy of which will be conclusive evidence of the judgment or in any other manner provided by law.  Each party irrevocably waives to the fullest extent permitted by applicable law (i) any objection it may have as to the laying of venue in any court referred to above; (ii) any claim that any such action or proceeding has been brought in an inconvenient forum; and (iii) any immunity that it or its assets may have from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Security Agreement as of the date and year first written above.

SECURED PARTY:

VISSER PRECISION CAST, LLC

By:	/s/ Gregory A. Ruegsegger

Name:	Gregory A. Ruegsegger

Title:	Vice President

BORROWER:

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung

Name:	Tony Chung

Title:	Chief Financial Officer

SCHEDULE A

 Collateral Location:

30452 Esperanza, Rancho Santa Margarita, California, 92688, USA

 Federal Employer Identification Number:

33-0264467

EXHIBIT A

COLLATERAL

 The term “Collateral” shall mean the following assets of Borrower, whether now owned or hereafter acquired:

(a)           All “accounts,” as that term is defined in Article 9 of the Uniform Commercial Code, as in effect in the State of Colorado (“UCC”), including, without limitation, every right to payment for goods or other property of any kind sold or leased or for services rendered or for any other transaction, whether or not the right to payment has been earned by performance, and including, without limitation, every account receivable, all purchase orders, all interest in goods the sale or lease of which gives rise to the right to payment (including returned or repossessed goods and unpaid seller’s rights), and the rights pertaining to such goods, including the right to stoppage in transit, every right to payment under any contract, and every lien, guaranty, or security interest that secures a right to payment for any of the foregoing (“Accounts”);

(b)           All chattel paper, consisting of a writing or writings evidencing both a monetary obligation and a security interest in or lease of goods, together with any guarantees, letters of credit, and other security therefore (“Chattel Paper”);

 (c)          All “deposit accounts,” as defined in the UCC (“Deposit Accounts”);

 (d)          All “inventory” of whatever kind, as that term is used in the UCC, including, without limitation, all goods held by Borrower for sale or lease, goods furnished or to be furnished under a contract for service, and supplies, packaging, raw materials, goods in transit, work-in-process, and materials used or consumed or to be used or consumed in Borrower’s business, or in the processing, packaging, or shipping of same, all finished goods, and all property, the sale or lease of which has given rise to Accounts, Chattel Paper, or Instruments, and that has been returned to Borrower or repossessed by Borrower or stopped in transit, and all warranties and related claims, credits, setoffs, and other rights of recovery with respect to any of the foregoing (“Inventory”);

 (e)          All “equipment,” as that term is used in the UCC, including, without limitation, all equipment, machinery, and other property held for use in or purchased for the Borrower’s business, together with all increases, parts, fittings, accessories, repair equipment, and special tools now or later affixed to, or used in connection with, that property, all transferable rights of Borrower to the licenses and warranties (express and implied) received from the sellers and manufacturers of the foregoing property, all related claims, credits, setoffs, and other rights of recovery (“Equipment”);

 (f)           All “instruments,” including, without limitation, every instrument of any kind, as that term is used in the UCC, and includes every promissory note, negotiable instrument, certificated security, or other writing that evidences a right to payment of money, that is not a lease or security agreement, and that is transferred in the ordinary course of business by delivery with any necessary assignment or indorsement (“Instruments”);

(g)           “Investment property,” as that term is defined in the UCC (“Investment Property”);

(h)           All documents, including, without limitation, any paper that is treated in the regular course of business as adequate evidence that the person in possession of the paper is entitled to receive, hold, and dispose of the goods the paper covers, including warehouse receipts, bills of lading, certificates of title, and applications for certificates of title;

(i)            All “general intangibles” of any kind, as that term is used in the UCC, and includes without limitation all intangible personal property other than Accounts, Documents, Instruments and Chattel Paper, and includes, without limitation, money, contract rights, corporate or other business records, deposit accounts, inventions, designs, formulas, patents, service marks, trademarks, trade names, trade secrets, engineering drawings, goodwill, rights to prepaid expenses, registrations, franchises, copyrights, licenses (other than the Exclusive License Agreement, dated August 5, 2010 between Crucible and Borrower, as the same may be amended, modified, supplemented and amended and restated from time to time), customer lists, computer programs and other software, source code, tax refund claims, royalty, licensing and product rights, all claims under guarantees, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all indemnification rights, and rights to retrieval from third parties of electronically processed and recorded data pertaining to any Collateral, things in action, items, checks, drafts, and orders in transit to or from Borrower, credits or deposits of Borrower (whether general or special) that are held by Secured Party (“General Intangibles”)

(j)            “Supporting obligations,” as that term is defined in the UCC (“Supporting Obligations”); and

(k)           To the extent not listed above in this Exhibit A as original collateral, proceeds and products of the foregoing.

Notwithstanding anything to the contrary in the foregoing, the term “Collateral” shall not include the Apple Collateral or any membership interests of Crucible held by Borrower.